SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials

                           CTI INDUSTRIES CORPORATION
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                           CTI INDUSTRIES CORPORATION
                             22160 North Pepper Road
                           Barrington, Illinois 60010

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO
                          BE HELD ON SEPTEMBER 5, 2003

To: Shareholders of CTI Industries Corporation

      The annual meeting of the shareholders of CTI Industries Corporation will be held at The Holiday Inn Crystal Lake, 800 South Route 31, Crystal Lake, Illinois 60014, on Friday, September 5, 2003, at 10:00 a.m., Central Daylight Savings Time, for the following purposes:

      1. To elect 6 directors to hold office during the year following the annual meeting or until their successors are elected (Item No. 1 on proxy card);

      2. To ratify the appointment of Eisner, LLP as auditors of the Corporation for 2003 (Item No. 2 on proxy card); and

      3. To transact such other business as may properly come before the meeting.

      The close of business on July 18, 2003, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

      BY ORDER OF THE BOARD OF DIRECTORS


August 1, 2003                                /s/ Stephen M. Merrick
                                              ----------------------------
                                              Stephen M. Merrick, Secretary

                             YOUR VOTE IS IMPORTANT

            It is important that as many shares as possible be represented at the annual meeting. Please date, sign, and promptly return the proxy in the enclosed envelope. Your proxy may be revoked by you at any time before it has been voted.

                           CTI INDUSTRIES CORPORATION
                             22160 North Pepper Road
                           Barrington, Illinois 60010

PROXY STATEMENT

Information Concerning the Solicitation

      This statement is furnished in connection with the solicitation of proxies to be used at the Annual Shareholders Meeting (the "Annual Meeting") of CTI Industries Corporation (the "Company"), an Illinois corporation, to be held at 10:00 a.m. Central Daylight Savings Time on Friday, September 5, 2003, at The Holiday Inn Crystal Lake, 800 South Route 31, Crystal Lake, Illinois 60014. The proxy materials are being mailed to shareholders of record at the close of business on July 18, 2003.

      The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

      The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Quorum and Voting

      Only shareholders of record at the close of business on July 18, 2003 are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 1,918,419 shares of Common Stock. Each share has one vote. A simple majority of the outstanding shares of Common Stock is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting. The Company's Articles of Incorporation grants the holders of Common Stock the right to elect up to six total directors, and six directors will be elected by the Company's Common Stockholders at this meeting. The Common Stock does not possess cumulative voting rights, and the election of directors will be by the vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting. Ratification of auditors will require the vote of a simple majority of the shares of Common Stock present at the Annual Meeting by person or proxy. Abstentions and withheld votes have the effect of votes against these matters. Broker non-votes (shares of record held by a broker for which a proxy is not given) will be counted for purposes of determining shares outstanding for purposes of a quorum, but will not be counted as present for purposes of determining the vote on any matter considered at the meeting.

      A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted "FOR" the nominees for directors contained in these proxy materials and "FOR" for proposal 2.

Stock Ownership by Management and Others

      The following table sets forth certain information with respect to the beneficial ownership of the Company's capital stock, as of July 18, 2003, by (i) each stockholder who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and executive officer of the Company who owns any shares of Common Stock and (iii) all executive officers and directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares.

                                         Shares of Common Stock
Name and Address (1)                     Beneficially Owned (2)                 Percent of Common Stock
----------------                         ------------------                     -----------------------
John H. Schwan                           658,109(3)                             30.8% (4)

Stephen M. Merrick                       541,630(5)                             26.1%(4)

Howard W. Schwan                         178,901(6)                             9.1% (4)

Brent Anderson                           51,128(7)                              2.6% (4)

Samuel Komar                             24,879 (8)                             1.3% (4)

Mark Van Dyke                            23,809(9)                              1.2% (4)

Stanley M. Brown                         11,250 (10)                            *
  747 Glenn Avenue
  Wheeling, IL 60090

Bret Tayne                               9,923 (11)                             *
6834 N. Kostner Avenue
Lincolnwood, IL 60712

Frances Ann Rohlen                       169,933 (12)                           8.9% (4)
  747 Glenn Avenue
  Wheeling, IL 60090

All Directors and Executive            1,499,629                                 61% (4)
Officers as a group (8 persons)

----------
*Less than one percent

                       (footnotes continued on next page)

(1) Except as otherwise indicated, the address of each stockholder listed above is c/o CTI Industries Corporation, 22160 North Pepper Road, Barrington, Illinois 60010.

(2) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3) Includes warrants to purchase up to 79,364 shares of Common Stock at $1.50 per share, warrants to purchase up to 93,000 shares of Common Stock at $4.87 per share, options to purchase up to 15,872 shares of Common Stock at $6.93 per share granted under the Company's 1997 Stock Option Plan, options to purchase up to 23,809 shares of Common Stock at $2.08 per share granted under the Company's 1999 Stock Option Plan and options to purchase up to 5,952 shares of Common Stock at $2.55 per share granted under the Company's 2002 Stock Option Plan. Also includes indirect beneficial ownership of 130,821 shares of Common Stock through shares owned through CTI Investors, L.L.C. See "Board of Directors Affiliations and Related Transactions."

(4) Assumes the exercise of all warrants and options owned by the named person into shares of Common Stock and all shares of Common Stock beneficially owned by the named person through CTI Investors, L.L.C.

(5) Includes warrants to purchase up to 39,683 shares of Common Stock at $1.50 per share, warrants to purchase up to 70,000 shares of Common Stock at $4.87 per share, options to purchase up to 15,872 shares of Common Stock at $6.93 per share granted under the Company's 1997 Stock Option Plan, options to purchase up to 23,809 shares of Common Stock at $2.08 per share granted under the Company's 1999 Stock Option Plan and options to purchase up to 5,952 shares of Common Stock at $2.55 per share granted under the Company's 2002 Stock Option Plan. Also includes indirect beneficial ownership of 87,214 shares of Common Stock through shares owned through CTI Investors, L.L.C. See "Board of Directors Affiliations and Related Transactions."

(6) Includes options to purchase up to 15,872 shares of Common Stock at $6.30 per share granted under the Company's 1997 Stock Option Plan, options to purchase up to 23,809 shares of Common Stock at $1.89 per share granted under the Company's 1999 Stock Option Plan and options to purchase up to 14,285 shares of Common Stock at $2.31 per share granted under the Company's 2002 Stock Option Plan. Also includes indirect beneficial ownership of 65,410 shares of Common Stock through shares owned through CTI Investors, L.L.C. See "Board of Directors Affiliations and Related Transactions.

                       (footnotes continued on next page)

(7) Includes options to purchase up to 4,761 shares of Common Stock at $6.30 per share granted under the Company's 1997 Stock Option Plan, options to purchase up to 8,333 shares of Common Stock at $1.89 per share granted under the Company's 1999 Stock Option Plan, options to purchase up to 17,857 shares of Common Stock at $1.47 per share, granted under the Company's 2001 Stock Option Plan and options to purchase up to 8,928 shares of Common Stock at $2.31 per share granted under the Company's 2002 Stock Option Plan.

(8) Includes options to purchase up to 4,761 shares of Common Stock at $6.30 per share granted under the Company's 1997 Stock Option Plan, options to purchase up to 7,976 shares of Common Stock at $1.89 per share granted under the Company's 1999 Stock Option Plan, options to purchase up to 11,904 shares of Common Stock at $1.47 per share granted under the Company's 2001 Stock Option Plan, and 238 shares of Common Stock held by immediate family members.

(9) Includes options to purchase up to 23,809 shares of Common Stock at $1.47 per share granted under the Company's 2001 Stock Option Plan.

(10) Includes options to purchase up to 1,984 shares of Common Stock at $6.30 per share and options to purchase up to 1,984 shares of Common Stock at $10.08 per share, both granted under the Company's 1997 Stock Option Plan, options to purchase up to 3,571 shares of Common Stock at $1.89 per share granted under the Company's 1999 Stock Option Plan and options to purchase up to 2,976 shares of Common Stock at $2.31 per share granted under the Company's 2002 Stock Option Plan.

(11) Includes options to purchase up to 1,984 shares of Common Stock at $6.30 per share granted under the Company's 1997 Stock Option Plan, options to purchase up to 3,571 shares of Common Stock at $1.89 per share granted under the Company's 1999 Stock Option Plan and options to purchase up to 2,976 shares of Common Stock at $2.31 per share granted under the Company's 2002 Stock Option Plan.

(12) Also includes indirect beneficial ownership of 109,017 shares of Common Stock through shares owned through CTI Investors, L.L.C.

PROPOSAL ONE - ELECTION OF DIRECTORS

      Six directors will be elected at the Annual Meeting to serve for terms of one year expiring on the date of the Annual Meeting in 2004. All directors will be elected by holders of the Company's Common Stock. Each director elected will continue in office until a successor has been elected. If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee.

Information Concerning Nominees

      The following is information concerning nominees for election as directors of the Company. All but one of such persons is presently a director of the Company.

      Common Stock Nominees

      John H. Schwan, age 58, Chairman. Mr. Schwan has been an officer and director of the Company since January, 1996. Mr. Schwan has been the President and principal executive officer of Packaging Systems and affiliated companies for over the last 15 years. Mr. Schwan has over 20 years of general management experience, including manufacturing, marketing and sales. Mr. Schwan served in the U.S. Army Infantry in Vietnam from 1966 to 1969, where he attained the rank of First Lieutenant.

      Stephen M. Merrick, age 61, Executive Vice President and Secretary. Mr. Merrick was President of the Company from January, 1996 to June, 1997 when he became Chief Executive Officer of the Company. In October, 1999, Mr. Merrick became Executive Vice President. Mr. Merrick is a principal of the law firm of Merrick & Klimek, P.C. of Chicago, Illinois and has been engaged in the practice of law for more than 30 years. Mr. Merrick is also Senior Vice President, Director and a member of the Management Committee of Reliv International, Inc. (NASDAQ), a manufacturer and direct marketer of nutritional supplements and food products.

      Howard W. Schwan, age 48, President. Mr. Schwan has been associated with the Company for 19 years, principally in the management of the production and engineering operations of the Company. Mr. Schwan was appointed as Vice President of Manufacturing in November, 1990, was appointed as a director in January, 1996, and was appointed as President in June, 1997.

      John H. Schwan and Howard W. Schwan are brothers.

      Stanley M. Brown, age 56, Director. Mr. Brown was appointed as a director of the Company in January, 1996. Since March, 1996, Mr. Brown has been President of Inn-Room Systems, Inc., a manufacturer and lessor of in-room vending systems for hotels. From 1968 to 1989, Mr. Brown was with the United States Navy as a naval aviator, achieving the rank of Captain.

      Bret Tayne, age 44, Director. Mr. Tayne was appointed as a director of the Company in December, 1997. Mr. Tayne has been the President of Everede Tool Company, a manufacturer of industrial cutting tools, since January, 1992. Prior to that, Mr. Tayne was Executive Vice President of Unifin, a commercial finance company, since 1986. Mr. Tayne received a Bachelor of Science degree from Tufts University and an MBA from Northwestern University.

      Michael P. Avramovich, Age 50, Director. Mr. Avramovich is a principal of the law firm of Avramovich & Associates, P.C. of Chicago, Illinois, and has been engaged in the practice of law for over 6 years. Prior to the practice of law, Mr. Avranovich was an Associate Professor of Accounting and Finance at National-Louis University in Chicago, Illinois. Mr. Avramovich has also worked in various financial accounting positions at Molex International, Inc. of Lisle, Illinois. Mr. Avramovich received a Bachelor of Arts degree in History and International Relations from North Park University, a Master of Management, Accounting and Information Systems, and Finance from Northwestern University, a Juris Doctorate from the John Marshall Law School and an L.L.M. in International and Corporate Law from Georgetown University Law Center.

Executive Officers Other Than Nominees

      Mark Van Dyke, age 53, Senior Vice President. Mr. Van Dyke rejoined the Company in August, 2001, after having been employed by M&D Balloons, Inc. for eight years, where he had achieved the position of Executive Director. Mr. Van Dyke was previously employed by the Company for 12 years prior to his employment with M&D Balloons, Inc. Overall, Mr. Van Dyke has over 25 years of experience in the balloon industry.

      Brent Anderson, age 36, Vice President of Manufacturing. Mr. Anderson has been employed by the Company since January, 1989, and has held a number of engineering positions with the Company including Plant Engineer and Plant Manager. In such capacities Mr. Anderson was responsible for the design and manufacture of much of the Company's manufacturing equipment. Mr. Anderson was appointed Vice President of Manufacturing in June, 1997.

      Samuel Komar, age 46, Vice President of Sales. Mr. Komar has been employed by the Company since March of 1998, and was named Vice-President of Sales in September of 2001. Mr. Komar has worked in sales for 16 years, and prior to his employment with the Company, Mr. Komar was employed by Bob Gable & Associates, a manufacturer of sporting goods. Mr. Komar received a Bachelor of Science Degree in Sales and Marketing from Indiana University.

Committees of the Board of Directors

      The Company's Board of Directors has standing Audit and Compensation Committees. The Company has no standing nominating committee.

      The Compensation Committee is composed of John H. Schwan, Bret Tayne and Stanley M. Brown. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation of officers and key employees of the Company. The Compensation Committee met one time during 2002.

      Since 1998, the Company has had a standing Audit Committee, which is presently composed of Mr. Tayne, and Mr. Brown. It is anticipated that a new independent member of the Audit Committee will be appointed at the time of the Annual Meeting. The Audit Committee held four meetings during fiscal year 2002, including quarterly meetings with management and the independent auditors to discuss the Company's financial statements. Each appointed member of the Committee satisfies the definition of "independent" as defined by Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. The Company's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee reviews and makes recommendations to the Company about its financial reporting requirements. Information regarding the functions performed by the Committee is set forth in the "Report of the Audit Committee", included in this annual Proxy Statement below.

      The Board of Directors met three times during fiscal 2002. Each director attended all meetings of the Board of Directors.

Executive Compensation

The following table sets forth certain information with respect to the compensation paid or accrued by the Company to its President, Chief Executive Officer and any other officer who received compensation in excess of $100,000 ("Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation                 Long Term Compensation
                                                 -------------------                 ----------------------

        Name and Principal                                     Other Annual
        Position                Year       Salary $            Compensation      Underlying        Compensation ($)
        --------                ----       --------            ------------      ----------        ----------------
                                                                                 Options
                                                                                 -------
        Howard W. Schwan        2002       $162,500            $8,100            14,285(2)         $1,925(6)
        President               2001       $150,000            $5,000            ---               $1,765(6)
                                2000       $135,000            $9,719(1)         23,809(2)         $1,650(6)

        Mark Van Dyke           2002       $123,100            --                --                --
        Senior Vice President   2001       $45,900             --                23,809(3)         --
                                2000       --                  --                --                --

        Brent Anderson          2002       $95,000             --                8,928(4)          --
        Vice President of       2001       $86,700             --                17,857(4)         --
        Manufacturing           2000       $82,300             --                --                --

        Samuel Komar            2002       $104,200            --                --                --
        Vice    President   of  2001       $85,000             --                11,904(5)         --
        Sales                   2000       $89,500             --                --                --

----------
(1)   Perquisites include country club membership of $3,950 in 2000.

(2) Stock options to purchase up to 23,809 shares of the Company's Common Stock at $1.89 per share and stock options to purchase up to 14,285 shares of the Company's Common stock at $2.31 per share.

(3) Stock options to purchase up to 23,809 shares of the Company's Common Stock at $1.47 per share.

(4) Stock options to purchase up to 17,857 shares of the Company's Common Stock at $1.47 per share and stock options to purchase up to 8,928 shares of the Company's Common Stock at $2.31 per share.

(5) Stock options to purchase up to 11,904 shares of the Company's Common Stock at $1.47 per share. (6) Company contribution to the Company's 401(k) Plan as a pre-tax salary deferral.

      Certain Named Executive Officers have received warrants to purchase Common Stock of the Company in connection with their guarantee of certain bank loans secured by the Company and in connection with their participation in a private offering of notes and warrants conducted by the Company. See "Board of Director Affiliations and Related Transactions" below. The following stock option grants were made to certain of the Company's executive officers in the fiscal year ending December 31, 2002.

                        Option Grants in Last Fiscal Year
                                Individual Grants

                           Number of
                           Securities          % of Total Options
                           Underlying          Granted to Employees in     Exercise Price     Expiration
Name                       Options Granted     Fiscal Year                 ($/share)          Date
----                       ---------------     -----------                 ---------          ----
Howard W. Schwan           14,285              24.2%                       $2.31              10/12/2007

Brent Anderson             8,928               15.2%                       $2.31              10/12/2007

Stephen M. Merrick         5,952               10.1%                       $2.55              10/12/2007

John H. Schwan             5,952               10.1%                       $2.55              10/12/2007

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                        Number of Securities
                                                        Underlying                     Value of Unexercised In-
                         Shares                         Unexercised Options at         the-Money Options
                         Acquired on     Value          Year End (#)                   at  Fiscal   Year  End  ($)
Name                     Exercise (#)    Realized ($)   Exercisable/Unexercisable      Exercisable/Unexercisable
----                     ------------    ------------   -------------------------      -------------------------
John H. Schwan           0               0              45,633/0                        $121,603/0(1)

Howard W. Schwan         0               0              53,966/0                        $160,471/0(1)

Stephen M. Merrick       0               0              45,633/0                        $121,603/0(1)

Mark Van Dyke            0               0              23,809/0                        $114,045/0(1)

Brent Anderson           0               0              39,879/0                        $157,216/0(1)

Samuel Komar             0               0              24,641/0                        $91,875/0(1)

----------

(1) The value of unexercised in-the-money options is based on the difference between the exercise price and the fair market value of the Company's Common Stock on December 31, 2002.

      Report of Audit Committee

      Until January 29, 1998, the Company's Board of Directors acted as the Audit Committee, which is responsible for nominating the Company's independent accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with the Company's independent accountants, and reviewing the financial statements, audit practices and internal controls of the Company. On January 30, 1998, the Board of Directors elected a formal Audit Committee. The current members are Stanley M. Brown III and Bret Tayne. Prior to December 31, 2002, and during fiscal year 2002, when the Company was subject to the Securities and Exchange Commission's Small Business Reporting Rules, Mr. Brown and Mr. Tayne were the sole members of the Audit Committee. On June 5, 2000, the Board of Directors adopted a formal Audit Committee Charter. During 2002, the Audit Committee held four meetings. Mr. Tayne and Mr. Brown attended all of these meetings.

      Report of the Audit Committee. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditor's independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

      The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the Company's internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee and the board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

March 31, 2003

Bret Tayne, Audit Committee Chair
Stanley M. Brown, III, Audit Committee Member

                  Fees Billed By Independent Public Accountants

      The following table sets forth the amount of audit fees and all other fees billed or expected to be billed by Eisner, LLP, the Company's principal auditor, for the year ended December 31, 2003:

                                                            Amount
                                                            ------

                Audit fees (1)                           $ 100,000
                Other audit related fees (2)                10,000
                All other fees(3)                           10,000

                Total fees                               $ 120,000 (estimated)

----------
(1) Includes the annual financial statement audit and limited quarterly reviews and expenses.

(2) Includes fees and expenses for other audit related activity provided by Eisner, LLP.

(3) Primarily represents tax services, which include preparation of tax returns and other tax consulting services.

      The following table sets forth the amount of audit fees and all other fees billed or expected to be billed by McGladrey & Pullen, LLP, the Company's prior auditor, for the year ended December 31, 2002:

                                                            Amount
                                                            ------

                Audit fees (1)                           $ 136,000
                Other audit related fees (2)                15,000
                All other fees(3)                           15,000

                Total fees                               $ 166,000

----------
(1) Includes the annual financial statement audit and limited quarterly reviews and expenses.

(2) Includes fees and expenses for other audit related activity provided by McGladrey & Pullen, LLP.

(3) Primarily represents tax services, which include preparation of tax returns and other tax consulting services.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors of the Company is composed of three members of the Board of Directors. The Compensation Committee is responsible for establishing the standards and philosophy of the Board of Directors regarding executive compensation, for reviewing and evaluating executive compensation and compensation programs, and for recommending levels of salary and other forms of compensation for executives of the Company to the Board of Directors. The full Board of Directors of the Company is responsible for setting and administering salaries, bonus payments and other compensation awards to executives of the Company.

      Compensation Philosophy

      The philosophy of the Compensation Committee, and of the Board of Directors of the Company, regarding executive compensation includes the following principal components:

            To attract and retain quality executive talent, which is regarded as critical to the long and short-term success of the Company, in substantial part by offering compensation programs which provide attractive rewards for successful effort.

            To provide a reasonable level of base compensation to senior executives.

            To create a mutuality of interest between executive officers of the Company and shareholders through long-term compensation structures, particularly stock option programs, so that executive officers share the risks and rewards of strategic decision making and its effect on shareholder value.

      The Compensation Committee has recommended, and the Board of Directors has determined, to take appropriate action to comply with the provisions of Section 162(m) of the Internal Revenue Code so that executive compensation will be deductible as an expense to the fullest extent allowable.

      The Company's executive compensation program consists of two key elements:
(i) an annual component consisting of base salary and (ii) a long-term component, principally stock options.

      Annual Base Compensation

      The Compensation Committee recommends annual salary levels for each of the Named Executives, and for other senior executives of the Company, to the Board of Directors. The recommendations of the Compensation Committee for base salary levels for senior executives of the Company are determined annually, in part, by evaluating the responsibilities of the position and examining market compensation levels and trends for similar positions in the marketplace.

      Additional factors which the Compensation Committee considers in recommending annual adjustments to base salaries include: results of operation of the Company, sales, shareholder returns, and the experience, work-performance, leadership and team building skills of each executive. The Company receives information from the Chief Executive Officer with regard to these matters. While each of these factors is considered in relatively equal weight, the Compensation Committee does not utilize performance matrices or measured weightings in its review. Each year, the Compensation Committee conducts a structured review of base compensation of senior executives with input from the Chief Executive Officer.

      Long-Term Component - Stock Options

      The long-term component of compensation provided to executives of the Company has been in the form of stock options. The Compensation Committee has recommended to the Board of Directors that a significant portion of the total compensation to executives be in the form of incentive stock options. Stock options are granted with an exercise price equal to or greater than the fair market value of the Company's Common Stock on the date of the grant. Stock options are exercisable between one and ten years from the date granted. Such stock options provide incentive for the creation of shareholder value over the long-term since the full benefit of the compensation package for an executive cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a specified number of years.

      The magnitude of the stock option awards are determined annually by the Compensation Committee and the Board of Directors. Generally, the number of options granted to an executive has been based on the relative salary level and responsibilities of the executive.

      On October 12, 2002, incentive stock options to purchase up to 14,285, 8,928, 5,952 and 5,952 shares of the Company's Common Stock were granted to Messrs. Howard Schwan, Brent Anderson, Stephen M. Merrick and John Schwan, respectively, under the 2002 Stock Option Plan (the "2002 Plan"). In addition, on October 12 2002, non-qualified stock options to purchase up to 2,926 shares of the Company's Common Stock were granted to each of Messrs. Stan Brown and Bret Tayne, respectively, under the 2002 Plan.

      CEO Compensation

      The Compensation Committee utilizes the same standards and methods for recommending annual base compensation for the Chief Executive Officer of the Company as it does for other senior executive officers of the Company.

      In 1997, the Company entered into an Employment Agreement with Howard W. Schwan, President of the Company, providing that Mr. Schwan's base annual compensation would not be less than $135,000. During 2000, 2001 and 2002, upon the recommendation of the Compensation Committee, the base salary of Mr. Schwan was $135,000, 150,000 and $162,500, respectively. In 2000, 2001 and 2002 other annual compensation was paid to Mr. Schwan in the amounts of $9,719, $5,000 and $8,100, respectively.

      The Compensation Committee recommended that Mr. Schwan (and other senior executives of the Company), receive incentive stock options, consistent with observed market practices, so that a significant portion of his total compensation will be based upon, and consistent with, returns to shareholders. In 2000, 23,809 stock options were granted to Mr. Schwan by the Company. In 2001, Mr. Schwan was granted no stock options. In 2002, 14,285 stock options were granted to Mr. Schwan.

                Compensation Committee:
                John H. Schwan, Bret Tayne, Stanley M. Brown, III

      Total Return To Shareholders
      (Includes reinvestment of dividends)

                                                                  ANNUAL RETURN PERCENTAGE
                                                                   Years Ending

          Company / Index                                          Oct98       Oct99      Oct00        Dec00      Dec01      Dec02
          CTI INDUSTRIES CORP                                     -54.85      -74.39      -4.76       -46.67      75.00     325.85
          NASDAQ U.S. INDEX                                         9.00       68.80      12.86       -27.04     -20.67     -30.88
          S&P 500 SPECIALTY STORES                                -37.25      -16.29      -4.69       -13.37      61.41     -11.11

                                                                    INDEXED
                                                                    RETURNS
                                                     Base          Years Ending
                                                    Period
          Company / Index                           5Nov97           Oct98     Oct99      Oct00        Dec00      Dec01      Dec02
          CTI INDUSTRIES CORP                         100            45.15     11.56      11.01         5.87      10.28      43.77
          NASDAQ U.S. INDEX                           100           109.00    183.99     207.64       151.49     120.18      83.08
          S&P 500 SPECIALTY STORES                    100            62.75     52.53      50.07        43.37      70.01      62.23

      Comparative Stock Price Performance Graph

      The above graph compares, for the period January 1, 1998 to December 31, 2002, the cumulative total return (assuming reinvestment of dividends) on the Company's Common Stock with (i) NASDAQ Stock Market Index (U.S.) and (ii) a peer group including S&P 500 Specialty Stores. The graph assumes an investment of $100 on November 5, 1997, in the Company's Common Stock and each of the other investment categories.

Employment Agreements

      In June, 1997, the Company entered into an Employment Agreement with Howard W. Schwan as President, which provides for an annual salary of not less than $135,000. The term of the Agreement was through June 30, 2002 and is automatically renewed thereafter for successive one-year terms. The Agreement contains covenants of Mr. Schwan with respect to the use of the Company's confidential information, establishes the Company's right to inventions created by Mr. Schwan during the term of his employment, and includes a covenant of Mr. Schwan not to compete with the Company for a period of three years after the date of termination of the Agreement.

Director Compensation

      John Schwan was compensated in the amount of $78,000 in fiscal 2002 for his services as Chairman of the Board of Directors. Directors other than members of management received a fee of $1,000 for each Board meeting attended.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during calendar year 2002, all Section 16(a) filing requirements applicable to the officers, directors and ten-percent beneficial shareholders were complied with, except that Brent Anderson filed a late report on Form 4 to report four purchase and four sale transactions during 2002.

Board of Directors Affiliations and Related Transactions

      Stephen M. Merrick, Executive Vice President of the Company, is a principal of the law firm of Merrick & Klimek, P.C., which serves as general counsel of the Company. In addition, Mr. Merrick is a principal stockholder of the Company. Other principals of the firm of Merrick & Klimek, P.C. own less than 1% of the Company's outstanding Common Stock. Legal fees incurred from the firm of Merrick & Klimek, P.C. for the fiscal years ended December 31, 2001 and December 31, 2002 were $121,305 and $107,245, respectively. Mr. Merrick is also an officer and director of Reliv International, Inc. (NASDAQ-RELV).

      John H. Schwan is President of Packaging Systems, L.L.C. and affiliated companies. The Company made purchases of packaging materials from these entities in the amount of $143,000 and $118,011 during each of the years ended December 31, 2001 and December 31, 2002, respectively.

      In June, 1999, notes of the Company to Howard W. Schwan, John Schwan, and Stephen Merrick in the amount of, respectively, $50,000, $350,000 and $315,000, came due. On November 9, 1999, new notes in the same principal amounts were issued to Messrs. H. Schwan, J. Schwan and Merrick, in payment and replacement of the prior notes with maturity dates for each of November 9, 2001. As of that date, each payee under the Notes had executed a consent to extend the maturity on the Notes to March 1, 2004. In November, 1999, the June, 1997 warrants of Messrs. H. Schwan, J. Schwan and Merrick to purchase up to (respectively) 6,359, 44,515 and 40,063 shares of the Company's Common Stock at an exercise price of $7.86 per share were cancelled. At that time, new warrants to purchase up to 35,263, 246,840 and 222,157 shares of the Company's Common Stock at an exercise price of $1.418 per share were issued to Messrs. H. Schwan, J. Schwan and Merrick, respectively. Each of these warrants were exercised on June 3, 2002. The respective $50,000, $350,000 and $315,000 notes were cancelled and used as payment for the warrant shares.

      In July, 2001, the Company issued Warrants to purchase up to 79,364 shares of the Company's Common Stock to John H. Schwan and 39,683 shares of the Company's Common Stock to Stephen M. Merrick. The warrants were issued in consideration of Mr. Schwan and Mr. Merrick guaranteeing and securing loans to the Company in the aggregate amount of approximately $1,600,000. The warrants are exercisable for a period of five years at a price of $1.50 per share.

      On December 12, 2002, Messrs. John Schwan, Howard Schwan and Stephen Merrick exercised warrants to purchase 24,572, 30,525 and 28,780 shares of the Company's Common Stock, respectively. In each instance, the warrant holder tendered shares of the Company's Common Stock already owned by him as full payment for the warrant shares. The shares tendered as payment were valued at the per share closing price for the Company's Common Stock on the date of exercise.

      During February, 2003, John H. Schwan loaned $930,000 to the Company and Stephen M. Merrick loaned $700,000 to the Company, in exchange for (i) two year promissory notes bearing interest at 9% per annum and (ii) five year warrants to purchase up to an aggregate of 163,000 shares of Common Stock of the Company at $4.87 per share, the market price of the Common Stock on the date of the Warrants. The proceeds of these loans were to (i) re-finance the loan of bank loan of CTI Mexico in the amount of $880,000 and (ii) to provide financing for CTI Mexico and Flexo Universal.

      During March and April, 2003, an officer of the Company loaned to the Company an additional aggregate amount of $690,000. Such amount is due on demand and bears interest at the rate of 8% per annum.

      In or about May, 1998, the Company advanced on behalf of each of Howard W. Schwan (President and Director), John H. Schwan (Chairman of the Board) and Stephen M. Merrick (Executive Vice-President and Director), the sum of $18,818 for the purchase of Company Common Stock from the estate of a deceased shareholder. These unsecured loans were interest bearing (6% per annum) and the principal on which were paid in full in May, 2003.

      In or about September, 1998, the Company advanced to Howard Schwan, President, the sum of $24,896. This unsecured loan was interest bearing (6% per annum) and the principal on which was paid in full in May, 2003.

      On November 10, 1999, the Company entered into a Lease Agreement with Pepper Road, Inc., an Illinois corporation, to lease certain warehouse and office space located at 22222 North Pepper Road, Barrington, Illinois, the building and property immediately adjacent to the Company's manufacturing facilities at 22160 North Pepper Road, Barrington, Illinois. The lease has a 10 year term and calls for monthly rent payments of $15,500.00 ($186,000 annually), plus all utility charges associated with the property. John Schwan, Howard Schwan and Stephen M. Merrick are officers, directors, and the sole shareholders of Pepper Road, Inc.

      The Company believes that each of the transactions set forth above were entered into, and any future related party transactions will be entered into, on terms as fair as those obtainable from independent third parties. All related party transactions must be approved by a majority of disinterested directors.

PROPOSAL TWO- SELECTION OF AUDITORS

EISNER, LLP

      Effective July 22, 2003, the Company engaged Eisner, LLP as the Registrant's principal accountants to audit the Company's financial statements for the year ending December 31, 2003. Eisner, LLP replaced McGladrey & Pullen, LLP, which had previously been engaged for the same purpose, and whose dismissal was effective July 22, 2003. The decision to the Company's principal accountants was approved by the Company's Board of Directors on July 22, 2003.

      The reports of McGladrey & Pullen, LLP, on the Registrant's financial statements for the fiscal year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      Previously, effective July 24, 2002, the Registrant dismissed Grant Thornton, LLP, which had been engaged as the Registrant's principal accountants to audit the Registrant's financial statements for the year ended December 31, 2001. The reports of Grant Thornton, LLP on the Registrant's financial statements for the fiscal year ended December 31, 2001, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the Registrant's last two fiscal years ended December 31, 2001, and December 31, 2002, and in the subsequent interim periods through July 22, 2003, there were no disagreements with Grant Thornton, LLP or McGladrey & Pullen, LLP, respectively, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, LLP or McGladrey & Pullen, LLP, would have caused either to make reference to the subject matter of the disagreements in connection with their respective reports on the financial statements for such periods.

      Neither Grant Thornton, LLP nor McGladrey & Pullen, LLP have informed the Company of any reportable events during the Registrant's last two fiscal years ended December 31, 2001 and 2002, respectively, and in subsequent interim periods through July 22, 2003.

      The Board of Directors have selected and approved Eisner, LLP as the principal independent auditor to audit the financial statements of the Company for 2003, subject to ratification by the shareholders. It is expected that a representative of the firm of Eisner, LLP will be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" SUCH
RATIFICATION.

Stockholder Proposals for 2004 Proxy Statement

      Proposals by shareholders for inclusion in the Company's Proxy Statement and form of proxy relating to the 2004 Annual Meeting of Stockholders, which is tentatively scheduled to be held on July 31, 2004 should be addressed to the Secretary, CTI Industries Corporation, 22160 North Pepper Road, Barrington, Illinois 60010, and must be received at such address no later than December 31, 2003. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the

Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail, return receipt requested.

Other Matters to Be Acted Upon at the Meeting

      The management of the Company knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                                            BY ORDER OF THE
                                            BOARD OF DIRECTORS


Dated: August 1, 2003                       /s/ Stephen M. Merrick
                                            ---------------------------
                                            Stephen M. Merrick, Secretary